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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------


Contact:  Tom Mayer
          Symplex Communications
          (480) 502-9294
          bulldog810@aol.com


                      SYMPLEX COMMUNICATIONS APPOINTS NEW
                           ACTING PRESIDENT AND CEO

WHITMORE LAKE, MI, September 19, 2000--Symplex Communications Corporation (SYC.U.VSE), a worldwide provider of custom Internet solutions, announces the resignation of Mr. Duane Gardner, Acting President and CEO. At a board meeting held earlier today Mr. Gardner's resignation was accepted and Tom Mayer was appointed on an interim basis to replace him. Tom Mayer is a long term member of the board and in 1997 was the President and CEO of Symplex.

About Symplex Communications

Symplex, headquartered in Whitmore Lake, Mich, manufactures network enhancement devices that provide cost savings, improved throughput performance, and reliability for enterprise networks. Symplex is best known for the Datamizer(R) line of data compressors that optimize leased lines, satellite links, and frame relay circuits. In addition to Datamizers, Symplex also manufactures the DirectRoute(R) line of switching access systems designed specifically for cost-effective high-speed Internet and intranet access. Founded in 1981, Symplex is the most long-standing internetworking solutions provider with a 19-year record of technological innovation. Symplex is a publicly held company, traded on the Canadian Venture Exchange under the ticker symbol SYC.U.

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For more information, call 734/449-9370 or visit Symplex's World Wide Web site at http://www.symplex.com.


Signed By:



Tom Mayer
Director